Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated October 30, 2024 which was included in Form 20-F, with respect to the consolidated financial statements of U-BX Technology Ltd. for the year ended June 30, 2024 in the registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission.

/s/ HTL International, LLC
Houston, Texas
February 27, 2025